UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 17, 2017

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.
On November 17, 2017, Torchmark Corporation (“Torchmark”) completed the issuance and sale of $125,000,000 aggregate principal amount of Torchmark’s 5.275% Junior Subordinated Debentures due 2057 (the “Debentures”). The Debentures were sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Debentures was made pursuant to the terms of a Purchase Agreement (the “Purchase Agreement”) dated as of November 13, 2017 between Torchmark and Morgan Stanley & Co. International plc, as the initial purchaser (the “Initial Purchaser”). The Purchase Agreement includes customary representations, warranties and covenants by Torchmark. The Purchase Agreement also provides for customary indemnification by each of Torchmark and the Initial Purchaser against certain liabilities arising out of or in connection with the sale of the Debentures.
The Debentures were sold to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser is initially offering the Debentures only to (1) “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act or (2) outside the United States to non-U.S. persons pursuant to the exemption from registration provided by Regulation S under the Securities Act. Torchmark relied on these exemptions from registration based in part on representations made by the Initial Purchaser.
The net proceeds from the sale of the Debentures are approximately $123.25 million, after giving effect to the discount payable to the Initial Purchaser and estimated expenses of the offering of the Debentures. Torchmark intends to use the net proceeds from the offering of the Debentures to repay the $125.0 million outstanding principal amount plus accrued interest on Torchmark’s 5.875% Junior Subordinated Debentures due 2052.
The Debentures were issued under a Junior Subordinated Indenture, dated as of November 2, 2001 (as supplemented, the “Subordinated Indenture”), between Torchmark and The Bank of New York, as supplemented by a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of September 24, 2012 between Torchmark and The Bank of New York Mellon Trust Company, N.A., by a Second Supplemental Indenture (the “Second Supplemental Indenture), dated as of April 5, 2016, between Torchmark and The Bank of New York Mellon Trust Company, N.A., and by a Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of November 17, 2017, between Torchmark and Regions Bank, as trustee.
The Debentures bear interest at a fixed annual rate of 5.275%, accruing from the original date of issuance. Torchmark will pay interest on the Debentures semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2018. The Debentures will mature on November 17, 2057.
So long as no event of default with respect to the Debentures has occurred and is continuing, Torchmark has the right, on one or more occasions, to defer the payment of interest on the Debentures, as described in the Third Supplemental Indenture, for up to five consecutive years without giving rise to an event of default. During a deferral period, interest will continue to accrue at the interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

Torchmark may redeem the Debentures, in whole but not in part, at any time prior to November 17, 2022, within 90 days of the occurrence of (i) a “tax event” (as described in the Third Supplemental Indenture) at a redemption price equal to the principal amount of Debentures being redeemed, plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption or (ii) a “rating agency event” (as described in the Third Supplemental Indenture) at a redemption price equal to the greater of (a) 100% of their principal amount or (b) the present value of a payment on November 17, 2022 in an amount equal to their outstanding principal amount and scheduled payments of interest that would have accrued from the date of redemption to November 17, 2022 on the Debentures, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, in each case, plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption. On or after November 17, 2022, Torchmark may redeem the Debentures, in whole or in part, at their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.
The Subordinated Indenture contains customary events of default, subject to the interest deferral provisions. If an event of default under the Subordinated Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the principal amount of and accrued but unpaid interest on the Debentures to be immediately due and payable; provided, that if an event of default arising from an event of bankruptcy, insolvency or receivership has occurred, then the principal of and accrued and unpaid interest on the Debentures will automatically become immediately due and payable without any action by the Trustee or the holders of the Debentures.
The Debentures are unsecured, subordinated obligations of Torchmark and rank equally in right of payment with (i) Torchmark’s existing 6.125% Junior Subordinated Debentures due 2056, 4.620% Floating Rate Junior Subordinated Debentures Due 2036 and 5.875 % Junior Subordinated Debentures Due 2052 (which Torchmark intends to retire with the net proceeds from the offering of the Debentures), (ii) any indebtedness incurred for the purchase of goods or material or for services obtained in the ordinary course of business, (iii) indebtedness owed by Torchmark to its subsidiaries, (iv) indebtedness owed by Torchmark to its employees and (v) any indebtedness the terms of which provide that such indebtedness ranks equally with the Debentures, including guarantees of such indebtedness. The Debentures rank senior in right of payment to any indebtedness the terms of which provide that such indebtedness ranks junior to the Debentures; and junior in right of payment to all other indebtedness.
The foregoing descriptions of the Subordinated Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Debentures do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached or incorporated by reference hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference.

Item 9.01    Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not applicable.

(d)	Exhibits.

Exhibit No.	Description
4.1
Junior Subordinated Indenture, dated as of November 2, 2001, between Torchmark Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 to Torchmark Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2001).

4.2
First Supplemental Indenture, dated as of September 24, 2012, between Torchmark Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, supplementing the Junior Subordinated Indenture dated November 2, 2001 (incorporated by reference to Exhibit 4.5 to Torchmark Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2012).

4.3
Second Supplemental Indenture, dated as of April 5, 2016, between Torchmark Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, supplementing the Junior Subordinated Indenture dated November 2, 2001 (incorporated by reference to Exhibit 4.3 to Torchmark Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2016).

4.4	Third Supplemental Indenture, dated as of November 17, 2017, between Torchmark Corporation and Regions Bank, as Trustee, supplementing the Junior Subordinated Indenture dated November 2, 2001.
4.5	Form of 5.275% Junior Subordinated Debenture due 2057 (included in Exhibit 4.4).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: November 17, 2017

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary